UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2008

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is unaudited pro forma information for the three months ended March 31, 2007 giving effect to the disposition of Petrohawk’s Gulf Coast properties.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the disposition of Petrohawk’s Gulf Coast division is included as Exhibit 99.1 to this report on Form 8-K. The unaudited pro forma statement of operations for the three months ended March 31, 2007 is based on the historical financial statements of Petrohawk for such period after giving effect to the transaction as if it had occurred on January 1, 2007. The unaudited pro forma financial information should be read in conjunction with Petrohawk’s historical consolidated financial statements and notes thereto contained in Petrohawk’s 2007 Annual Report on Form 10-K, filed on February 27, 2008.

The unaudited pro forma financial information presented is not intended to represent and may not be indicative of the consolidated results of operations that would have occurred had the transaction been completed as of the date presented nor of the future results of operations of Petrohawk.

(c) Exhibits

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation for the three months ended March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ C. Byron Charboneau
Vice President—Chief Accounting Officer and Controller

Date: May 8, 2008

EXHIBIT INDEX

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation for the three months ended March 31, 2007.